                                                                     EXHIBIT 1.1

                             ENRON OIL & GAS COMPANY

                             UNDERWRITING AGREEMENT


                                                                December 9, 1998




Enron Oil & Gas Company
1400 Smith Street
Houston, Texas  77002

Ladies and Gentlemen:

         NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. (the "Underwriters") understand that Enron Oil & Gas Company, a Delaware corporation (the "Company"), proposes to issue and sell $175,000,000 aggregate principal amount of 6.00% Notes due December 15, 2008 (the "Purchased Securities"), registered on Registration Statement No. 333-44785. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of such Purchased Securities set forth below opposite their names at a purchase price equal to 98.801% of the principal amount thereof, plus accrued interest, if any, from December 14, 1998:

                              Name                                                Principal Amount
                              ----                                                ----------------
           NationsBanc Montgomery Securities LLC                                    $ 87,500,000
           Salomon Smith Barney Inc.                                                $ 87,500,000
                                                                                     -----------
                    Total                                                           $175,000,000
                                                                                    ============

         The Underwriters will pay for such Purchased Securities upon confirmation of delivery thereof at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana Street, Suite 2900, Houston, Texas 77002-2781 at 9:00 a.m. (Houston time) on December 14, 1998.



                                      -1-
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         The Purchased Securities shall have the following terms:

             Maturity: December 15, 2008
             Initial Price to Public: 99.451
             Interest Rate: 6.00% per annum
             Redemption Provisions: The Company, at its option, may at any time redeem all or any portion of the Purchased Securities, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, plus accrued and unpaid interest to the date of redemption.

                  "Treasury Rate" means, with respect to any redemption date applicable to the Purchased Securities, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, at a price equal to the applicable Comparable Treasury Price.

                  "Comparable Treasury Issue" means, with respect to the
                Purchased Securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Purchased Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Purchased Securities.

                  "Comparable Treasury Price" means, with respect to any
                redemption date applicable to the Purchased Securities, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
                (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.


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                  "Independent Investment Banker" means, with respect to the
                Purchased Securities offered hereby, an independent investment banking institution of national standing appointed by the Trustee.

                  "Reference Treasury Dealer" means, with respect to the
                Purchased Securities, at least four primary U.S. Government securities dealers as the Company or the Trustee shall select.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                  Holders of the Purchased Securities to be redeemed will
                receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

             Interest Payment Dates: June 15 and December 15 of each year, commencing June 15, 1999
             Sinking Fund: None
             Date referred to in Section 6(l) of the Standard Provisions:
                December 14, 1998
             Purchase Price: 98.801% of the principal amount thereof
             Listing: None
             Other Items: References in the Standard Provisions to settlement in next business day funds shall refer to settlement in immediately available funds pursuant to settlement procedures of The Depository Trust Company. In addition, the Company is making the representations and warranties attached hereto as Annex A.

         All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of NationsBanc Montgomery Securities LLC, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Phillip R. Bennett, Facsimile No. (704) 386-7194; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 1400 Smith Street, Houston, Texas 77002, Attention: Walter Wilson, Senior Vice President and Chief Financial Officer, Facsimile No. (713) 646-2113.


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         Unless otherwise provided herein, all the provisions contained in the document entitled Enron Oil & Gas Company Debt Securities Underwriting Agreement Standard Provisions dated December 20, 1996, a copy of which was filed as an exhibit to, or incorporated by reference into, Registration Statement No. 333-44785, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us, and in addition have an authorized officer send us no later than 5:00 p.m. (New York time) on December 9, 1998 by wire, telex, facsimile transmission or other written means, the following message:

         We have entered into the Underwriting Agreement dated December 9, 1998 relating to the Purchased Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you.

                                        Very truly yours,

                                        NATIONSBANK MONTGOMERY SECURITIES LLC
                                        SALOMON SMITH BARNEY INC.

                                        By: NATIONSBANC MONTGOMERY
                                            SECURITIES LLC


                                             By: /s/ Phillip R. Bennett
                                                 -------------------------------
                                                 Name: Phillip R. Bennett
                                                 Title: Vice President

Accepted:

ENRON OIL & GAS COMPANY


By: /s/ C. W. Burgher
    ------------------------------
    Name: C. W. Burgher
    Title: Vice President, Finance
           And Treasurer



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                                     ANNEX A


The Company represents and warrants to each Underwriter, as of the date of the Underwriting Agreement and as of the Closing referred to in the Underwriting Agreement, that:

         (a) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission;

         (b) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

         (c) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;

         (d) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (e) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

         (f) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law;

         (g) the Purchased Securities have been duly authorized, and, when issued and delivered pursuant to the Underwriting Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, constitutes a valid and binding instrument and has been duly qualified under the Trust Indenture Act; and the Purchased Securities will, and the Indenture does, conform to the descriptions thereof in the Prospectus;

         (h) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the Purchased Securities; the issue and sale of the Purchased Securities and the performance by the Company of all of the provisions of its obligations under the Purchased Securities, the Indenture and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Purchased Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities by the Underwriters; and

         (i) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.